UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported) May 30, 2018

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

001-33013
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

220 RXR Plaza, Uniondale, New York 11556
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( )      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders held on May 30, 2018, as contemplated by the Company’s definitive proxy material for the meeting, certain matters were submitted to a vote of stockholders. The following tables summarize the results of voting with respect to each matter:

	Number of shares voted
	For	Against	Abstain	Non Votes
Election of Directors (four directors were elected to serve until the 2021 annual meeting of stockholders and until their successors are elected and qualified).

Steven J. D'Iorio	22,999,010	604,364	335,302	2,313,390
Louis C. Grassi	22,078,207	1,527,863	332,606	2,313,390
Sam S. Han	22,934,205	671,860	332,611	2,313,390
John E. Roe, Sr.	22,156,649	1,441,079	340,948	2,313,390

Advisory approval of executive compensation	13,040,101	10,679,362	219,213	2,313,390

Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.	25,685,128	25,695	541,243	-

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: June 4, 2018	By:	/s/ Maria A. Grasso
Maria A. Grasso
	Title:	Senior Executive Vice President
and Chief Operating Officer